SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]   Confidential,   for   Use  of  the
                                              Commission  Only (as  permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          TOMPKINS COUNTY TRUSTCO, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies: NA
     (2) Aggregate number of securities to which transaction applies: NA
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
     (4) Proposed maximum aggregate value of transaction: NA
     (5) Total fee paid: NA
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                  (1) Amount Previously Paid: NA
                  (2) Form, Schedule or Registration Statement No.: NA
                  (3) Filing Party: NA
                  (4) Date Filed: NA

                         TOMPKINS COUNTY TRUSTCO, INC.


                                                                  March 29, 1999

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF TOMPKINS COUNTY TRUSTCO, INC.

     The Annual Meeting of Stockholders (the "Meeting") of Tompkins County Trustco, Inc. (the "Company") will be held on Wednesday, April 28, 1999 at 7:30 p.m., in the ballroom, Clarion University Hotel & Conference Center, One Sheraton Drive, Ithaca, New York, for the following purposes:

1. To elect four (4) Directors for a term of three years expiring in the year 2002 and one (1) Director for a term of one year expiring in the year 2000;
2. To approve the proposal to change the name of the Company to TompkinsTrustco, Inc.;
3. To increase the number of authorized shares of the Company's common stock from 7,500,000 shares to 15,000,000 shares, and
4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 15, 1999 as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on that date are entitled to vote at the Meeting.

    Enclosed with this notice are the attached proxy statement, a proxy card and return envelope, and our 1998 Annual Report.

    Your vote is important regardless of the number of shares you own. WE URGE YOU TO READ AND CAREFULLY CONSIDER THE ATTACHED PROXY STATEMENT AND TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. A self-addressed postage prepaid envelope is enclosed for your convenience. You may vote personally on each matter at the Meeting even though you have returned the proxy card.


By Order of the Board of Directors,



James J. Byrnes, Chairman,                  John E. Butler
President & Chief Executive Officer         Vice President & Corporate Secretary

                          TOMPKINS COUNTY TRUSTCO, INC.

                                 PROXY STATEMENT
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 1999

     This Proxy Statement is being mailed to stockholders on or about March 29, 1999 in connection with the solicitation by the Board of Directors of TOMPKINS COUNTY TRUSTCO, INC. (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held Wednesday, April 28, 1999 and any adjournment thereof.

VOTING

     Only stockholders of record at the close of business on March 15, 1999 will be entitled to vote. On March 15, 1999, there were 4,857,984 shares of Common Stock of the Company, par value $0.10 per share (the "Common Stock"), outstanding. Unless otherwise noted, all share numbers and share prices reflected in this Proxy Statement have been adjusted to reflect a 3-for-2 stock split effective March 15, 1998 (the "Stock Split"). Each share of Common Stock is entitled to one vote on each matter to be voted on at the Meeting.

     Shares covered by any proxy that is properly executed and received prior to the close of business on the day of the Meeting will be voted and, if the stockholder who executes such proxy shall specify therein how such shares shall be voted on such proposals, the shares will be voted as so specified. Executed proxies with no instructions will be voted "FOR" each proposal for which no instruction is given. It is not anticipated that any matters other than as set forth in the Notice of Annual Meeting will be brought before the Meeting, but the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on any such matters that may come before the Meeting in such manner as shall be determined by the majority of the Board of Directors of the Company.

     The presence of a stockholder at the Meeting will not automatically revoke the stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to its exercise by: (1) delivering to the Corporate Secretary a written notice of revocation prior to the Meeting, (2) delivering to the Corporate Secretary a duly executed proxy bearing a later date, or (3) attending the Meeting and filing a written revocation with the Corporate Secretary at the Meeting prior to the vote and voting in person.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the conduct of business, and in the event there are not sufficient votes on any matter, the Meeting may be adjourned. Directors shall be elected by a plurality of the eligible votes cast and such other business, whether or not set forth in this Proxy Statement as may properly come before the Meeting, will be determined by a majority of the eligible votes cast. Abstentions, in person or by proxy, and broker non-votes shall be counted toward a quorum, but abstentions and broker non-votes are not deemed to be votes cast and therefore have no effect on the outcome of the vote, which requires either a plurality or majority of the "votes cast," depending upon the proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast. Accordingly, votes withheld will have a negative impact on the outcome of the vote.

     The proposed amendments to the Certificate of Incorporation changing the name of the Company to Tompkins Trustco, Inc. and increasing the number of authorized shares from 7,500,000 to 15,000,000, which are the other items proposed for consideration and voting as set forth in the attached Notice of Annual Meeting of Shareholders, each require the affirmative vote of at least a majority of the shares outstanding and entitled to vote at the Annual Meeting.

SOLICITATION OF PROXIES

The total cost of solicitation of proxies in connection with this Meeting will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company, and its wholly-owned subsidiary, Tompkins County Trust Company ("Trust Company"; as the context may require, references herein to the "Company" include the Trust Company) may solicit proxies for the Meeting personally or by telephone or electronic communication without additional remuneration. The Company will also provide brokers and other record owners holding shares in their names or in the names of nominees, in either case which are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. Although the Company has not yet retained a proxy soliciting firm to aid in the solicitation of proxies for the Meeting, it may do so at any time prior to the Meeting or any adjournment thereof. In such event, the Company will pay the fees and expenses of any such proxy solicitation firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes thereto set forth certain information with respect to the beneficial ownership of Common Stock of the Company as of March 15, 1999 by (i) each of the chief executive officer and the Company's four other most highly compensated executive officers in 1999 (the "Named Executive Officers") and each director of the Company, (ii) all executive officers and directors of the Company as a group and (iii) all beneficial owners of 5% or more of the Common Stock of the Company. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the outstanding shares of Common Stock beneficially owned:

                                                     COMMON STOCK
                                                   BENEFICIALLY OWNED
                                                   ------------------
                                                                    PERCENT OF
                                         NUMBER OF                  OUTSTANDING
NAMES                                     SHARES                     SHARES(1)
-------------------------------------------------------------------------------

   John A. Alexander+                     8,221 (2)                    **
   James J. Byrnes*+                     74,612 (3)                  1.50
   Reeder D. Gates+                      79,351 (2) (4)              1.59
   William W. Griswold+                   2,270 (2)                    **
   Carl E. Haynes+                          764 (2)                    **
   Edward C. Hooks+                       3,920 (2) (5)                **
   Robert T. Horn, Jr.+                   3,210 (2) (6)                **
   Bonnie H. Howell+                      3,682 (2)                    **
   Lucinda A. Noble+                      2,569 (2)                    **
   Hunter R. Rawlings, III+                 652 (2)                    **
   Thomas R. Salm+                        1,632 (2) (7)                **
   Michael D. Shay+                       5,626 (2)                    **
   Peggy R. Williams+                        22 (8)                    **
   Richard D. Farr*                      22,370 (9)                    **
   Thomas J. Smith*                      22,718 (10)                   **
   Donald S. Stewart*                    44,105 (11)                   **
   Lawerence A. Updike*                  31,234 (12)                   **
   All Directors and executive
   officers as a group (19 persons)     327,138                      6.56


                                                                           COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                                        ------------------
                                                                                       PERCENT OF
                                                                  NUMBER OF            OUTSTANDING
NAMES                                                               SHARES              SHARES(1)
---------------------------------------------------------------------------------------------------
   Trust  and  Investment  Services
   Department  of  the  Trust  Company
   in the fiduciary capacity indicated:
   - Executor, Trustee or Co-Trustee                                931,558 (13)         18.69
   - Trustee for the Company Investment
      and Stock Ownership Plan                                      433,290 (13)          8.69
   - Agent or Custodian                                             143,045 (13)          2.87
   * Named Executive Officer
   + Director of the Company
   ** Less than 1 percent


(1) The number of shares of Common Stock deemed outstanding includes: (i) 4,857,984 of Common Stock outstanding as of March 15, 1999 and (ii) shares of Common Stock subject to outstanding stock options which are exercisable by the named individual or group in the next 60 days.
(2) Includes 322 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.
(3) Includes 42,792 shares issuable upon the exercise of exercisable stock options.
(4) Includes 64,882 shares held in the R. D. Gates, Ltd. Employee Profit Sharing Fund and 1,988 shares owned by the spouse of Mr. Gates.
(5) Includes 328 shares which Mr. Hooks holds as Custodian, under the UGMA for his children.
(6)   Includes 723 shares which Dr. Horn holds as Trustee for his children.
(7)   Includes 493 shares owned by the spouse of Mr. Salm.
(8) Includes 22 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.
(9) Includes 10,141 shares issuable upon the exercise of exercisable stock options. Includes 450 shares owned by the spouse of Mr. Farr.
(10) Includes 9,940 shares issuable upon the exercise of exercisable stock options.
(11) Includes 6,038 shares issuable upon the exercise of exercisable stock options. Includes 10,516 shares owned by the spouse of Mr. Stewart.
(12) Includes 13,499 shares issuable upon the exercise of exercisable stock options. Includes 4,573 shares owned by the spouse of Mr. Updike.
(13) As of March 15, 1999, the Trust and Investment Services Department of the Trust Company held 1,507,893 shares representing 30.26% of the Common Stock of the Company. Of such shares, 931,558 shares are held in a fiduciary capacity as Executor, Trustee or Co-Trustee. Where the Trust Company is sole executor or trustee, such shares will be voted only if the legal instrument provides for voting the stock at the direction of the donor or a beneficiary and such direction is in fact received. When acting in a co-fiduciary capacity, such shares will be voted by the co-fiduciary or fiduciaries in the same manner as if the co-fiduciary or fiduciaries were the sole fiduciary. Of the 1,507,893 shares mentioned above, 433,290 shares or 8.69% of the outstanding stock is held by the Company's
      Investment and Stock Ownership Plan, with 424,373 shares or 8.52% allocated to participant accounts. These shares are voted by individual plan participants. In addition, 143,045 shares are held as Agent or Custodian with the voting power retained by the owner. Such shares represent 2.87% of the Common Stock outstanding.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The purpose of the Meeting is the election of four directors for a term of three years expiring in the year 2002 and the election of one director for a term of one year expiring in 2000. The Bylaws of the Company provide that the stockholders elect directors to serve a three year term to succeed those directors in the class whose terms of office expire at the Meeting or for a shorter period as the Board of Directors determines for the purposes of equalizing the classes of directors.

     The persons named in the Proxy to represent stockholders at the Meeting are: ANTON J. EGNER and WILLIAM T. PRITCHARD, both of Ithaca, N.Y. They will vote Proxies as directed and in the absence of instructions, will vote the shares represented by the Proxies in favor of the election of nominees named below. If any one or more of such nominees should become unavailable for election by reason of death, or unexpected occurrence, they will vote the shares for the election of such substitute nominees as the Board of Directors may propose.

     The following table sets forth each nominee and continuing director's name, age, the year he or she first became a director and the year in which such term will expire. Biographies of the nominees and the directors continuing in office follow the table.

                                                        YEAR FIRST
                                                          ELECTED    TERM TO
NAME                                           AGE       DIRECTOR    EXPIRE
--------------------------------------------------------------------------------
BOARD NOMINEES FOR TERMS TO EXPIRE IN 2002
--------------------------------------------------------------------------------
   John E. Alexander                            46           1993      2002
   Edward C. Hooks                              49           1990      2002
   Hunter R. Rawlings, III                      54           1996      2002
   Michael D. Shay                              57           1989      2002

--------------------------------------------------------------------------------
BOARD NOMINEE FOR TERM TO EXPIRE IN 2000
--------------------------------------------------------------------------------
   Peggy R. Williams                            51           1999      2000

--------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE
--------------------------------------------------------------------------------
   William W. Griswold                          41           1996      2000
   Carl E. Haynes                               53           1996      2000
   Robert T. Horn, Jr.                          51           1995      2000
   Thomas R. Salm                               58           1981      2000

   James J. Byrnes                              57           1989      2001
   Reeder D. Gates                              53           1985      2001
   Bonnie H. Howell                             51           1982      2001
   Lucinda A. Noble                             67           1985      2001

JOHN E. ALEXANDER has served as a director of the Trust Company since 1993 and of the Company since 1995. He is President of The CBORD Group, Inc., a computer software company.

EDWARD C. HOOKS has served as a director of the Trust Company since 1990 and of the Company since 1995. He is an attorney and a partner of Harris Beach & Wilcox, LLP. Mr. Hooks also serves as counsel to the Company.

HUNTER R. RAWLINGS, III has served as a director of the Company and the Trust Company since 1996. He is the 10th President of Cornell University. Dr. Rawlings was previously President of the University of Iowa.

MICHAEL D. SHAY has served as a director of the Trust Company since 1989 and of the Company since 1995. Mr. Shay is Chairman of the Board of Evaporated Metal Films Corp., a company engaged in optical coatings.

PEGGY R. WILLIAMS was elected a director of the Company and the Trust Company effective January 26, 1999. She replaced Frank H. T. Rhodes who retired August 31, 1998. Dr. Williams is the seventh President of Ithaca College having assumed the position on July 1, 1997. Previously, she was President of Lyndon State College, Lyndonville, Vermont.

WILLIAM W. GRISWOLD has served as a director of the Company and the Trust Company since 1996. He is President and Chief Operating Officer of the Ontario Telephone Company, Inc. and the Trumansburg Home Telephone Company where he has been employed since 1979. Mr. Griswold serves on the Board of the New York State Telephone Association.

CARL E. HAYNES has served as a director of the Company and the Trust Company since 1996. He is President of Tompkins Cortland Community College having been appointed to that position in 1995. Dr. Haynes has been with the College in various capacities since 1969.

ROBERT T.  HORN,  JR.  has served as a  director  of the  Company  and the Trust
Company since 1995. Dr. Horn is a physician and has a private practice in dermatology.

THOMAS R. SALM has served as a director of the Trust Company since 1981 and of the Company since 1995. Mr. Salm is Vice President for Business Affairs at Ithaca College.

JAMES J. BYRNES has been the President and Chief Executive Officer and a director of the Trust Company since 1989. Mr. Byrnes has also served as the Chairman of the Board of Directors since 1992. He was elected to serve in the same capacities for the Company in 1995.

REEDER D. GATES has served as a director of the Trust Company since 1985 and of the Company since 1995. Mr. Gates is President of R.D. Gates, Ltd., a company engaged in community pharmacies.

BONNIE H. HOWELL has served as a director of the Trust Company since 1982. She has also served as Vice Chair of the Board of Directors since 1992. She was elected to serve in the same capacities for the Company in 1995. Ms. Howell is President and Chief Executive Officer of Cayuga Medical Center at Ithaca. She is also a Trustee of the Hospital Association of New York State and a member of the Board of Directors of Central New York Hospital Association.

LUCINDA A. NOBLE has served as a director of the Trust Company since 1985 and of the Company since 1995. Ms. Noble is a retired Director of the Cooperative Extension System at Cornell University.

BOARD OF DIRECTORS

     The corporate reorganization pursuant to which the Company became the parent bank holding company of the Trust Company (the "Reorganization") was consummated on January 1, 1996. The Boards of Directors of the Company and the Trust Company are identical, and consequently, in an effort to provide stockholders with meaningful disclosure, set forth below is information with respect to the meetings of the Board of Directors and committees thereof of the Company and the Trust Company during the fiscal year ended December 31, 1998.

     The Board of Directors held 17 meetings during 1998. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees of which such director was a member, except for Directors Alexander with 70% and Rawlings with 58%.

     During 1998, directors who were not employees of the Company received for their services a quarterly retainer of $750 in the form of Common Stock (as described below), plus a fee of $500 for each Directors meeting attended.
Directors who are also committee members received $275 for each committee meeting attended. Directors who chaired a board committee received an additional annual fee of $1,000. Members of the Board who are salaried employees of the Trust Company are not compensated for their service on the Board or any Board committee. Aggregate fees paid to the twelve non-employee directors in 1998 were 197,850.43. Director Howell does not receive the fees described above, but instead receives an annual retainer for her services as Vice Chair. The amount paid to her in 1998 was $25,500.

     Under the 1985 Deferred Compensation Plan for Directors, each director may elect to defer all or a portion of his or her cash compensation until the individual ceases to be a director. During 1998, four directors elected to participate in such plan.

     The 1996 Stock Retainer Plan for Non-Employee Directors (the "Plan") was approved by the Company's stockholders on April 24, 1996. Since that date, non-employee directors of the Company have received, in lieu of the $750 quarterly cash retainer referenced above (the "Quarterly Fee"), that number of whole shares of Common Stock (rounded up to the nearest whole number) equal to the Quarterly Fee divided by the fair market value of the Common Stock on the date the Quarterly Fee was otherwise payable. At their election, each director participating in the Plan may defer receipt of the stock retainer. During 1998, 1,180 shares of Common Stock were issued to non-employee directors or placed in a trust account with respect to deferred shares.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Executive Committee, Audit/Examining Committee, Compensation/Personnel Committee and Nominating Committee, each of which was constituted after the consummation of the Reorganization. Consequently, set forth below is information with respect to the committees of the Company and the Trust Company and meetings thereof held during the fiscal year ended December 31, 1998.

TOMPKINS COUNTY TRUSTCO, INC.

     EXECUTIVE COMMITTEE

         The Executive Committee serves as the long-range planning, compliance and marketing committee of the Board of Directors.

         The Committee held 7 meetings in 1998, and its members at the close of business on December 31, 1998 were: Bonnie H. Howell, Chair; John E. Alexander; James J. Byrnes; Reeder D. Gates; William W. Griswold; Edward C. Hooks; Thomas R. Salm and Michael D. Shay.

     AUDIT/EXAMINING COMMITTEE

         The Audit/Examining Committee represents the Board of Directors in supervising audit activities and is responsible for conducting an annual examination of the Company.

         The Committee held 6 meetings in 1998, and its members at the close of business on December 31, 1998 were: William W. Griswold, Chair; Carl E. Haynes; Lucinda A. Noble and Michael D. Shay.

     COMPENSATION/PERSONNEL COMMITTEE

         The Compensation/Personnel Committee reviews employee compensation and benefit policies. Annual compensation and benefit actions are reviewed and recommended for action by the Board. The Committee also administers the Company's equity-based plans.

         The Committee held 8 meetings in 1998, and its members at the close of business on December 31, 1998 were: Thomas R. Salm, Chair; Reeder D. Gates; William W. Griswold and Lucinda A. Noble.

     NOMINATING COMMITTEE

         The Nominating Committee recommends to the Board of Directors nominees for election as directors. The Committee will consider recommendations from stockholders if submitted in a timely manner and will apply the same criteria to all persons being considered.

         The Committee held 3 meetings in 1998, and its members at the close of business on December 31, 1998 were: John E. Alexander, Chair; James J. Byrnes and Bonnie H. Howell.

TOMPKINS COUNTY TRUST COMPANY

     TRUST COMMITTEE

         The Trust Committee has general supervision of the Trust and Investment Services Department, including its general and operating policies.

         The Committee held 7 meetings in 1998, and its members at the close of business on December 31, 1998 were: Reeder D. Gates, Chair; John E. Alexander; James J. Byrnes; Carl E. Haynes and Robert T. Horn, Jr.

     CREDIT COMMITTEE

         The Credit Committee reviews credit applications presented to it by management and makes recommendations to the Board on credit policies. The Committee also monitors the Trust Company's Community Reinvestment Act Plan.

         The Committee held 29 meetings in 1998, and its members at the close of business on December 31, 1998 were: Michael D. Shay, Chair; James J. Byrnes; Edward C. Hooks; Robert T. Horn, Jr. and Lucinda A. Noble.

     PENSION ADMINISTRATION COMMITTEE

         The Pension/Administration Committee is appointed by the Board and is responsible for the implementation, operation and administration of employee pension plans and trusts.

         The Committee held 4 meetings in 1998, and its Board members at the close of business on December 31, 1998 were: James J. Byrnes, Chair; Hunter R. Rawlings,III and Thomas R. Salm.

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION/PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation/Personnel Committee (the "Committee") is composed of four outside directors. Among its duties, the Committee is responsible for monitoring the compensation of the Company's executive officers. A goal of the Committee is to maintain executive compensation which is fair and reasonable, given the size, nature and performance goals of the Company. The Committee also strives to see that compensation and benefits are competitive in order to attract and retain qualified management. The financial services industry is increasingly competitive and the board believes that strong management is essential for continuing the Company's record of financial performance.

     The Committee regularly surveys compensation practices, base salary, and total compensation, including incentives, in the banking industry. In 1998, the Committee utilized a self selected survey of ten comparable banks, mostly in New York, as well as the 1998 Northeast Banking Industry Compensation Survey and the SNL Executive Compensation Review for Commercial Banks. These surveys provide the Committee with comparable information regarding the three compensation components used by the Company to motivate executive performance, namely annual base salary, incentive bonuses and equity-based incentive compensation. Based upon these surveys, the committee believes that the Company's compensation practices are well within normal range, particularly given the Company's historical and 1998 record of results.

     Each of the Named Executive Officers has an annual base salary at a level the Committee believes is comparable to companies in the commercial banking industry with similar marketplace geography and demographics. In addition to base salary, each executive officer participates in the Company's profit sharing plan and receives an incentive cash bonus at the end of each fiscal year based upon corporate performance and that officer's individual performance. Corporate performance is measured by the Company's strategic and financial performance in that fiscal year, with particular reference to net income and profitability for the year. In making recommendations to the Board, the Committee does not emphasize year-to-year changes in stock price in its evaluation of corporate performance because the Committee does not believe that short-term fluctuations in stock price necessarily reflect the underlying strength or future prospects of the Company. Individual performance is measured by the strategic and financial performance of the particular officer's operational responsibility in comparison to targeted performance criteria. As reported in the Summary Compensation Table, the bonuses granted with respect to 1998 to the Named Executive Officers, including Mr. Byrnes, reflect the Company's strong 1998 results.

     While the Committee recognizes that the Company can exert very little influence on short-term fluctuations in stock price, the Committee does believe that long-term stock price appreciation reflects achievement of strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees by aligning their economic interests with the interests of long-term stockholders through the equity-based component of its compensation program. Stock options are granted periodically to key employees at a price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees to the achievement of strategic goals and objectives. In addition to stock options, employees, including the Named Executive Officers, are given incentives to invest in Common Stock through the profit sharing component of the Company's Investment And Stock Ownership Plan. During 1998, no options were granted to the Named Executive Officers.

     With respect to the above matters, the Compensation/Personnel Committee submits this report.

         Compensation/Personnel Committee
           Thomas R. Salm, Chair
           Reeder D. Gates
           William W. Griswold
           Lucinda A. Noble

     The following tables set forth information concerning compensation of the Chief Executive Officer and the four most highly compensated executive officers for services in all capacities to the Trust Company during the years indicated. In connection with the consummation of the Reorganization, the Named Executive Officers were elected to identical positions of the Company. However, all of the Named Executive Officers receive compensation only from the Trust Company.

                                              SUMMARY COMPENSATION TABLE
                                                                                        LONG-TERM
NAME AND                                             ANNUAL COMPENSATION              COMPENSATION
                                  ---------------------------------------------------------------------------------
PRINCIPAL                                                             OTHER ANNUAL                   ALL OTHER
POSITION                           YEAR     SALARY        BONUS(1)   COMPENSATION(2)   OPTIONS(#)   COMPENSATION(3)
-------------------------------------------------------------------------------------------------------------------
JAMES J. BYRNES                   1998      $293,000     $130,000         $6,262            -0-        $43,880
Chairman of the Board,            1997       273,000      115,000          4,785         18,000         40,812
President & Chief                 1996       250,000       85,000          7,276         22,500         37,435
Executive Officer

DONALD S. STEWART                 1998      $118,000      $36,000         $5,959            -0-        $17,429
Executive Vice President &        1997       108,077       30,000          5,876          5,250         15,964
Senior Trust Officer              1996       100,000       27,000          6,416          6,300         14,957

THOMAS J. SMITH                   1998      $110,250      $27,000         $4,490            -0-        $16,284
Senior Vice President &           1997       105,000       25,000          4,665          3,750         15,509
Senior Credit Officer             1996       100,000       23,000          4,880          6,300         14,957

RICHARD D. FARR                   1998      $100,000      $26,000         $1,870            -0-        $14,771
Senior Vice President &           1997        95,000       22,500          1,771          3,750         14,032
Chief Financial Officer           1996        90,000       20,700          1,086          6,000         13,461

LAWRENCE A. UPDIKE                1998      $100,000      $26,000         $2,812            -0-        $14,771
Senior Vice President             1997        95,000       21,500          2,801          3,750         14,032
Operations & Systems              1996        90,000       19,800          2,875          6,000         13,461


(1) These amounts represent cash awards made under the Senior Officer Incentive Compensation Plan, which may be deferred under the Deferred Compensation Plan for Senior Officers.
(2) Includes amounts for cost of applicable life insurance, club dues and use of company vehicle or reimbursement for use of personal vehicle.
(3) Includes amounts paid by the Trust Company and deferred pursuant to the Company's Investment and Stock Ownership Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

There were no option grants to executive officers in the last fiscal year


                      AGGREGATED OPTION EXERCISES IN 1998
                           AND YEAR-END OPTION VALUES
                                                                                 VALUE OF
                                                              NUMBER OF         UNEXERCISED
                                                             UNEXERCISED       IN-THE-MONEY
                                                               OPTIONS            OPTIONS
                                                            AT YEAR END (#)     AT YEAR END ($)
                                                            ---------------    ---------------
                       SHARES ACQUIRED        VALUE          EXERCISABLE/        EXERCISABLE/
NAME                   ON EXERCISE (#)      REALIZED ($)    UNEXERCISABLE     UNEXERCISABLE (1)
--------------------------------------------------------------------------------------------------
James J. Byrnes             9,438            $272,644      37,167/24,750       $683,736/$320,826
Donald S. Stewart           8,993            $157,607       5,040/ 7,087       $ 70,691/$ 91,553
Thomas J. Smith             5,293            $100,732       8,365/ 5,962       $134,788/$ 79,216
Richard D. Farr             3,358            $ 73,122       8,641/ 5,812       $135,419/$ 76,912
Lawrence A. Updike           -0-                -0-         11,999/5,812       $214,045/$ 76,912


(1)   The average  price for the  Company's  Common Stock on the American  Stock
      Exchange on December 31, 1998, the last trading day of the year, was $34.625 per share.

EMPLOYMENT ARRANGEMENTS
     The Company has an agreement with James J. Byrnes, Chairman, President and Chief Executive Officer, which provides for severance payments equal to approximately three times his annualized tax-includable compensation under certain circumstances. This agreement would be operable should certain events take place which seek to effect a change of control (as defined in the agreement) of the Company. Payments would be due to Mr. Byrnes in the event of his termination (as defined in the agreement) within two years of a change of control.

DEFERRED PROFIT-SHARING PLAN
     The Company has an Investment and Stock Ownership Plan (the "ISOP"), which covers substantially all employees and has an employer funded profit sharing component and an employee funded 401(k) component. The ISOP allows employees to elect to defer a portion of their profit-sharing, as well as receive monetary contributions as determined by the Board of Directors. The ISOP further allows for contributions in the form of Common Stock of the Company. Contributions are determined by the Board of Directors and are limited to a maximum amount as stipulated in the ISOP. Amounts accrued for the accounts of the Named Executive Officers are included in the Summary Compensation Table.

RETIREMENT PLANS
     The Company has a noncontributory defined benefit pension plan covering substantially all of its employees. The assets of the plan are held in a separate trust and administered by the Pension/Administration Committee appointed by the Board of Directors.

     The benefits are based on years of service and a percentage of the employees' average compensation for the five highest consecutive years in the last ten years of employment. Under the plan, normal retirement age is 65 with reduced benefit payments for early retirement following age 55 through 61. Currently, Messrs. Byrnes, Stewart, Smith, Farr, and Updike have 10, 27, 34, 14, and 31 years of service under the plan, respectively.

                               PENSION PLAN TABLE

                                Years of Service
--------------------------------------------------------------------------------
    Average Final
    Earnings           15         20         25          30          35
--------------------------------------------------------------------------------
    $ 50,000.00     $12,572    $16,762    $20,953     $25,143     $29,334
    $ 75,000.00     $20,072    $26,762    $33,453     $40,143     $46,834
    $100,000.00     $27,572    $36,762    $46,953     $55,143     $64,334
    $125,000.00     $35,072    $46,762    $58,453     $70,143     $81,834
    $150,000.00     $42,572    $56,762    $70,953     $85,143     $99,334
--------------------------------------------------------------------------------

     The Company also has a Supplemental Employee Retirement Plan (SERP) covering James J. Byrnes. The Plan provides for a retirement benefit at age 65 equal to 50% of earnings as defined in the SERP, averaged over the highest five consecutive years. Benefits under the SERP are reduced by payments due under the Company's basic pension plan and Social Security. Reduced benefits are payable in the event of retirement prior to age 65.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

     In making the above statements, the Company has relied on copies of the reports that have been filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Directors and officers of the Company and the Trust Company and their affiliated companies were customers of, and had other transactions with, the Company in the ordinary course of business during 1998. All loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. As of December 31, 1998, the balance of such loans included in total loans was $3,621,000, and borrowings of no director or officer exceeded 10% of stockholders equity.

     Edward C. Hooks, a director of the Company and the Trust Company, is a partner of Harris Beach & Wilcox, LLP, a law firm which provides legal services to the Company.

STOCK PERFORMANCE GRAPH
     The following graph sets forth comparative information regarding the Company's cumulative return on its common stock over the five year period ended December 31, 1998. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus the change in share price during the measurement period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return for the five year period based upon an initial investment of $100 is compared to the cumulative return of the Nasdaq Stock Market (U.S. Companies) and the SNL Securities L.P. Bank Index. The stock prices on the performance graph are not necessarily indicative of future stock price performance.

    (INSERT GRAPH HERE]

                                                                        PERIOD ENDING
                                         ----------------------------------------------------------------------------
INDEX                                       12/31/93     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98
---------------------------------------- ------------ ------------ ------------ ------------ ------------ -----------
Tompkins County Trustco, Inc.            $    100.00  $    105.65  $     89.32  $    113.10  $    150.11  $    186.55
NASDAQ - Total US                             100.00        97.75       138.26       170.01       208.58       293.21
SNL Bank Index                                100.00        97.73       152.16       212.31       321.73       348.02


                                 PROPOSAL NO. 2

                             CHANGE OF COMPANY NAME

     The Board of Directors of the Company proposes that the name of the Company be changed from Tompkins County Trustco, Inc. to TOMPKINS TRUSTCO, INC. The Board believes that this would better reflect the fact that many of the Company's products and services are marketed outside of Tompkins County, and that it would facilitate future expansion. The name of the Company's operating subsidiary, Tompkins County Trust Company, will remain unchanged.

    VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is required to approve the proposed amendment to change the Company's name. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF PROPOSAL NO. 2. SHARES OF COMMON STOCK COVERED BY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" PROPOSAL NO. 2, UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE. Abstentions and broker non-votes will have the same effect as votes against the proposal.

                                 PROPOSAL NO. 3

                  INCREASE IN NUMBER OF AUTHORIZED SHARES FROM
                     7,500,000 SHARES TO 15,000,000 SHARES

     The Board of Directors recommends that the authorized number of shares of Common Stock which may be issued by the Company be increased from 7,500,000 shares to 15,000,000 shares. As of March 15, 1999, there were 4,857,984 shares of Common Stock issued and outstanding.

     The Board has adopted a resolution seeking to amend the Certificate of Incorporation of the Company for this purpose, and if this proposal is approved
Article IV of the Certificate of Incorporation will be amended to read as follows:

         "The aggregate total number of shares of capital stock which the Corporation shall have authority to issue is 15,000,000 shares with a par value of $0.10 each, all of which shall be common stock of the same class."

     The additional shares of Common Stock for which authorization is sought will have the same rights and privileges as the shares of Common Stock now authorized.

     The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders that there be a substantial number of authorized but unissued shares of Common Stock in order to assure flexibility of action in the future. The Board also believes that an increase in the number of shares of Common Stock is necessary in order that a sufficient number of shares is available for issuance from time to time if needed for such corporate purposes as may be deemed appropriate by the Board. For example, such additional authorized shares may become necessary in connection with acquisitions, the declaration of stock dividends or stock splits, future financings, investment opportunities, other distributions, or other corporate purposes. From time to time in the course of its operations, the Company considers, investigates and evaluates proposals for the acquisition of other banks, savings and loan associations or other companies. It is possible that certain of the additionally authorized shares of Common Stock may be issued in connection with any such transactions.

     The issuance of additional shares of Common Stock by the Company may have a dilutive effect on earnings per share and book value per share, as well as a dilutive effect on the voting power of existing shareholders. The Company would expect that any such dilutive effect on earnings per share and/or book value would be relatively short-term in duration. Shareholders do not possess preemptive rights and thus will not have a first right or right of first refusal to purchase any additional shares. Unless required by applicable law or the American Stock Exchange (which effectively requires shareholder consent for acquisition transactions involving a 20% or greater increase in the number of the Company's listed shares), no further authorization or vote of the shareholders will be solicited for the issuance of the additional shares of Common Stock. The increase in the number of authorized shares will not affect the preferences, qualifications, limitations, restrictions and the special and relative rights of any shares of the Company.

     The issuance of additional shares of Common Stock by the Company also may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or other acquisition of the Company. The proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to render more difficult an attempt by another person or entity to obtain control of the Company. The proposed amendment to the Certificate of Incorporation is not being recommended in response to any specific effort of which the Company or the Board is aware to obtain control of the Company, nor does the Board of Directors presently intend to issue additional shares to impede any such takeover efforts.

     VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is required to approve the proposed amendment to Article IV of the Articles of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF PROPOSAL NO. 3. SHARES OF COMMON STOCK COVERED BY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" PROPOSAL NO. 3, UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE. Abstentions and broker non-votes will have the same effect as votes against the proposal.

INDEPENDENT AUDITORS

     On recommendation of its Audit/Examining Committee, the Board of Directors of the Company engaged the firm of KPMG Peat Marwick LLP ("KPMG") as its independent auditors for the year ended December 31, 1998.

     KPMG has served as the independent auditors of the Company since 1995. The Board of Directors has retained KPMG to continue as independent auditors and to audit the consolidated financial statements of the Company for the year ending December 31, 1999, and further to report the results of their examination.

     A representative of KPMG is expected to attend the Meeting and will have an opportunity to make statements and respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

     If any stockholder desires to have a proposal formally considered at the 2000 Annual Meeting and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Corporate Secretary no later than December 1, 1999.

FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC IS AVAILABLE WITHOUT CHARGE BY WRITING TO: TOMPKINS COUNTY TRUSTCO, INC., ATTN:
RICHARD D. FARR, SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER, P.O. BOX 460, ITHACA, NEW YORK 14851.

OTHER MATTERS

     The management knows of no business which will be presented for consideration at the Meeting other than that stated in the Notice of Annual Meeting. If any additional matters should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons acting under the proxy.

     It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend in person are urged to MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD in the accompanying postage prepaid envelope.


Dated: March 29, 1999                      By Order of the Board of Directors



                                           John E. Butler
                                           Vice President & Corporate Secretary

--------------------------------------------------------------------------------

1. Election of four (4) Directors for a term of three years expiring in the Year 2002 and one (1) Director for a term of one year expiring in the Year 2000.

___ FOR all nominees listed below
___ WITHHOLD AUTHORITY to vote for all nominees listed below.
___ *EXCEPTIONS

Nominees: John E. Alexander (3 yrs.), Edward C. Hooks (3 yrs.), Hunter R. Rawlings, III (3 yrs.), Michael D. Shay (3 yrs.), Peggy R. Williams (1 yr.).

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions: __________________________________________________________________

2. To approve the proposal to change the name of the Company to Tompkins Trustco, Inc.

_____  FOR  _____  AGAINST  _____  ABSTAIN

3. To increase the number of authorized shares of the Company's common stock from 7,500,000 shares to 15,000,000 shares.

_____  FOR  _____  AGAINST  _____  ABSTAIN


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. (Management at present knows of no other business to be presented at the meeting.)

Change of Address and or Comments Mark Here       _____


(Name of stockholder should be signed exactly as it appears to the left.)

Date _________________________________, 1999

____________________________________________
                Signature

____________________________________________
      Signature, if held jointly

Votes must be indicated
(x) in Black or Blue ink.          [X]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                          TOMPKINS COUNTY TRUSTCO, INC
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned holder of common stock of Tompkins County Trustco, Inc. hereby appoints Anton J. Egner and William T. Pritchard and each of them his attorneys, agents and proxies to represent the undersigned and to vote and act upon the shares of common stock standing in the name of the undersigned which he/she would be entitled to vote if personally present, as specified below, at the Annual Meeting of Stockholders to be held on Wednesday, April 28, 1999 at 7:30 p.m. or at any adjournment thereof, with full power of substitution and revocation.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE OF THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                            (Signature on reverse side required)


                                     TOMPKINS COUNTY TRUSTCO INC
                                     P.O. BOX 11289
                                     NEW YORK, N.Y. 10203-0289